Exhibit 3.51

ARTICLES OF INCORPORATION

OF

OSSEOUS TECHNOLOGIES, INC.

The undersigned incorporator, desiring to form a corporation (hereinafter referred to as the “Corporation”) pursuant to the provisions of the Indiana Business Corporation Law, as amended (hereinafter referred to as the “Act”), executes the following Articles of Incorporation.

ARTICLE I

Name

The name of the Corporation is Osseous Technologies, Inc.

ARTICLE II

Nature of Business

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Act.

ARTICLE III

Existence

The Corporation shall have perpetual existence.

ARTICLE IV

Shares

Section 4.1. Number. The total number of shares which the Corporation is authorized to issue is ten thousand (10,000) shares.

Section 4.2. Classes. There shall be one (1) class of shares of the Corporation, which class shall be designated as “Common Shares” and shall have the same rights, preferences, limitations and restrictions.

Section 4.3. Relative Rights, Preferences, Limitations and Restrictions of Shares. The Common Shares shall have all of the rights accorded to shares under the Act, including but not limited to voting rights and all rights to distribution of the net assets of the Corporation upon dissolution. The Board of Directors may create one or more series of Common Shares and may determine, in whole or in part, the preferences, limitations, restrictions and relative voting and other rights of any such series before the issuance of shares of that series, by amendment of these Articles of Incorporation in the manner provided in the Act.

Section 4.4. Voting Rights of Common Shares. Each holder of Common Shares shall be entitled to one (1) vote for each share owned of record on the books of the Corporation on each matter submitted to a vote of the holders of Common Shares.

ARTICLE V

Registered Office and Registered Agent

Section 5.1. Registered Office. The street address of the Corporation’s initial registered office is 56 East Bell Drive, Warsaw, Indiana 46582. The mailing address of the Corporation’s office is P.O. Box 587, Warsaw, IN 46581-0587.

Section 5.2. Registered Agent. The name of the Corporation’s initial registered agent at such registered office is Daniel P. Hann.

ARTICLE VI

Incorporator

The name and address of the incorporator of the Corporation are:

Name	Address
Daniel P. Hann	P.O. Box 587, Warsaw, IN 46581-0587

ARTICLE VII

Board of Directors

Section 7.1. Number. The total number of directors shall be that specified in or fixed in accordance with the bylaws. In the absence of a provision in the bylaws specifying the number of directors or setting forth the manner in which such number shall be fixed, the number of directors shall be three (3). The bylaws may provide for staggering the terms of directors by dividing the directors into two (2) or three (3) groups, as provided in the Act.

Section 7.2. Initial Board of Directors. The names and addresses of the initial directors of the Corporation are:

Name	Address
Dane A. Miller, Ph.D.	P.O. Box 587, Warsaw, IN 46581-0587

Daniel P. Hann	P.O. Box 587, Warsaw, IN 46581-0587

Gregory D. Hartman	P.O. Box 587, Warsaw, IN 46581-0587

ARTICLE VIII

Indemnification

Section 8.1. Rights of Indemnification and Advancement of Expenses. The Corporation shall indemnify every director made a party to a proceeding because such individual is or was a director, as a matter of right, against all liability incurred by such individual in connection with the proceeding; provided that it is determined in the specific case that indemnification of such individual is permissible in the circumstances because such individual has met the standard of conduct for indemnification specified in the Act. The Corporation shall pay for or reimburse the reasonable expenses incurred by a director in connection with any such proceeding in advance of final disposition thereof in accordance with the procedure and subject to the conditions specified in the Act. The Corporation shall indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any such proceeding, as a matter of right, against reasonable expenses incurred by the individual in connection with the proceeding without the requirement of a determination as set forth in the first sentence of this Section. Upon demand by a director for indemnification or advancement of expenses, as the case may be, the Corporation shall expeditiously determine whether the director is entitled thereto in accordance with this Article and the procedures specified in the Act. Every individual who is or was an officer of the Corporation shall be indemnified, and shall be entitled to an advancement of expenses, to the same extent as if such individual is or was a director. The indemnification provided under the Article shall be applicable to any proceeding arising from acts or omissions occurring before or after the adoption of this Article.

Section 8.2. Other Rights Not Affected. Nothing contained in this Article shall limit or preclude the exercise or be deemed exclusive of any right under the law, by contract or otherwise, relating to indemnification of or advancement of expenses to any individual who is or was a director, officer, employee or agent of the Corporation, or the ability of the Corporation to otherwise indemnify or advance expenses to any such individual. It is the intent of this Article to provide indemnification to the directors and officers to the fullest extent now or hereafter permitted by law consistent with the terms and conditions of this Article. Therefore, indemnification shall be provided in accordance with this Article irrespective of the nature of the legal or equitable theory upon which a claim is made, including without limitation negligence, breach of duty, mismanagement, corporate waste, breach of contract, breach of warranty, strict liability, violation of federal or state securities laws, violation of the Employee Retirement Income Security Act of 1974, as amended, or violation of any other state or federal laws.

Section 8.3. Definitions. For purposes of this Article:

(a)	The term “director” means an individual who is or was a member of the Board of Directors of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not. A director is considered to be serving an employee benefit plan at the Corporation’s request if the director’s duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. The term “director” includes, unless the context requires otherwise, the estate or personal representative of a director.

(b)	The term “expenses” includes all direct and indirect costs (including without limitation counsel fees, retainers, court cost, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or out-of-pocket expenses) actually incurred in connection with the investigation, defense, settlement or appeal of a proceeding or establishing or enforcing a right to indemnification under this Article, applicable law or otherwise.

(c)	The term “liability” means the obligation to pay a judgment, settlement, penalty, fine, excise tax (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

(d)	The term “party” includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding.

(e)	The term “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

IN WITNESS WHEREOF, the undersigned incorporator designated in Article VI executes these Articles of Incorporation and hereby verifies subject to penalties of perjury that the facts contained herein are true.

Dated this 18th day of September, 2001.

/s/ Daniel P. Hann
Daniel P. Hann, Incorporator

This instrument was prepared by Daniel P. Hann, Attorney at Law, P.O. Box 587, Warsaw, IN 46581-0587.

	ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION State Form 38333 (R8 612-96) Approved by State Board of Accounts 1995	SUE ANNE GILROY SECRETARY OF STATE CORPORATIONS DIVISION 302 W. Washington St., Rm. E018 Indianapolis, IN 46204 Telephone: (317)232-6576

INSTRUCTIONS:	Use 8 1/2” x 11” white paper for inserts. Present original and two copies to address in upper right hand corner of this Please TYPE or PRINT.	Indiana Code 23-1-38-1 et seq. Filling Fee: $30.00

ARTICLES OF AMENDMENT OF THE

ARTICLES OF INCORPORATION OF:

Name of Corporation	Date of incorporation
Osseous Technologies, Inc.	September 21, 2001

The undersigned officers of the above referenced Corporation (hereinafter referred to as the “Corporation”) existing pursuant to the provisions of: (indicate appropriate act)

☒  Indiana Business Corporation Law            ☐  Indiana Professional Corporation Act of 1983

as amended (hereinafter referred to as the “Act”), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

ARTICLE I Amendment(s)

The exact text of Article(s)                                                                                                                                                                 of the Articles

(NOTE: If amending the name of corporation, write Article “I” in space above and write “The name of the Corporation is                     ,” below.)

The name of the Corporation is Meridew Medical, Inc.

ARTICLE II

Date of each amendment’s adoption: January 29, 2002

(Continued on the reverse side)

ARTICLE III Manner of Adoption and Vote

Mark applicable section: NOTE - Only in limited situations does Indiana law permit an Amendment without shareholder approval. Because a name change requires shareholder approval, Section 2 must be marked and either A or B completed.

☒ SECTION	1 This amendment was adopted by the Board of Directors or incorporators and shareholder action was not required.

☐ SECTION	2 The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment.

The amendment was adopted by: (Shareholder approval may be by either A or B.)

A. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:

Shares entitled to vote.

Number of shares represented at the meeting.

Shares voted in favor.

Shares voted against.

B. Unanimous written consent executed on             , 19          and signed by all shareholders entitled to vote.

ARTICLE IV Compliance with Legal Requirements

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 29 day of January, 2002.

Signature of current officer or chairman of the board	Printed name of officer or chairman of the board

/s/ Daniel P. Hann	Daniel P. Hann
Signature’s title
Secretary